UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2021

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Woodcrest Place, Homewood, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common	SFBS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On April 19, 2021, the Company held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement, and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain	Broker non-votes
Thomas A. Broughton III	39,302,900	332,366	-	7,687,593
J. Richard Cashio	38,053,657	1,581,609	-	7,687,593
James J. Filler	39,143,356	491,911	-	7,687,593
Michael D. Fuller	38,846,578	788,689	-	7,687,593
Christopher J. Mettler	39,598,026	37,240	-	7,687,593
Hatton C.V. Smith	39,150,198	485,069	-	7,687,593
Irma L. Tuder	38,964,762	670,504	-	7,687,593

Described below are the other matters voted upon at the Annual Meeting and the final number of affirmative votes, negative votes, abstentions and broker non-votes:

Proposal 2

Advisory vote on executive compensation - approved

For	Against	Abstain	Broker non-votes
38,737,313	785,241	112,712	7,687,593

Proposal 3

Ratification of Dixon Hughes Goodman LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2020 - approved

For	Against	Abstain	Broker non-votes
47,265,689	47,281	9,890	-

As of the record date of the Annual Meeting, 54,099,004 shares of common stock were issued and outstanding, with 47,322,859 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton, III
Dated: April 20, 2021	By: Thomas A. Broughton III
Chief Executive Officer